Exhibit 5.1

LEDGEWOOD, P.C.

Two Commerce Square, Suite 3400

2001 Market Street

Philadelphia, PA 19103

May 1, 2015

Atlas Resource Partners, L.P.

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

Ladies and Gentlemen:

We have acted as counsel for Atlas Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of:

(1) common units representing limited partner interests in the Partnership (the “Common Units”);

(2) preferred units representing limited partner interests in the Partnership (the “Preferred Units”);

(3) subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”);

(4) debt securities, which may be co-issued by Atlas Energy Holdings Operating Company, LLC, a Delaware limited liability company (“Operating Company”), and/or Atlas Resource Finance Corporation, a Delaware corporation (“Atlas Resource Finance”), in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”);

(5) guarantees (the “Guarantees”) of the Debt Securities by of certain subsidiaries of the Partnership listed in the Registration Statement as guarantors (the “Guarantors”); and

(6) warrants to purchase Common Units, Preferred Units, Subordinated Units, Debt Securities or other securities, or any combination of the foregoing (the “Warrants”).

The Common Units, Preferred Units, Subordinated Units, Debt Securities, Guarantees and Warrants are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

We have examined the Registration Statement, including the Prospectus, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement the form of Subordinated Indenture (the “Subordinated Indenture”, together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, the Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”), the Certificate of Limited Partnership (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, other formation documents and agreements, as applicable, of Operating Company, Atlas Resource Finance and the Subsidiary Guarantors and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

(i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

(v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, we are of the opinion that:

(1) With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid and non-assessable.

(2) With respect to the Preferred Units, when (i) the Partnership has taken all necessary action to approve the terms and the issuance of such Preferred Units, the terms of the offering thereof and related matters and (ii) the Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Preferred Units will be validly issued, fully paid and non-assessable.

(3) With respect to the Subordinated Units, when (i) the Partnership has taken all necessary action to approve the terms and the issuance of such Subordinated Units, the terms of the offering thereof and related matters and (ii) the Subordinated Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Subordinated Units will be validly issued, fully paid and non-assessable.

(4) With respect to the Debt Securities and the Guarantees, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, Operating Company, Atlas Resource Finance and the Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Operating Company, Atlas Resource Finance and the Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Atlas Resource Finance and the Guarantors, as applicable, enforceable against the Partnership, Operating Company, Atlas Resource Finance and the Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

(5) With respect to the Warrants, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters; and (iii) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, such Warrants will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

(1) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(2) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(3) This opinion is limited in all respects to federal laws, the Delaware Revised Uniform Partnership Act, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Ledgewood

LEDGEWOOD

A professional corporation